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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CENTENNIAL SPECIALTY FOODS CORPORATION

                                      UNDER

                      THE DELAWARE GENERAL CORPORATION LAW
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                          CERTIFICATE OF INCORPORATION

                                       OF

                     CENTENNIAL SPECIALTY FOODS CORPORATION

         The undersigned, a natural person eighteen years of age or older, hereby establishes a corporation pursuant to the Delaware General Corporation Law, as amended, and adopts the following Certificate of Incorporation:

         FIRST: The name of the corporation is Centennial Specialty Foods Corporation.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:  Authorized Shares.

                  A. The aggregate number of shares which the Corporation shall have the authority to issue is 49,000,000; of which 2,000,000 shares of the par value of $.0001 shall be designated Preferred Stock and 47,000,000 shares of the par value of $.0001 shall be designated Common Stock.

                  B. Authority is hereby expressly granted to the Board of Directors from time to time to issue shares of the Preferred Stock as shares of any series of Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         FIFTH: The name and mailing address of the incorporator is Robert W. Walter, Esq., 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

         SIXTH: Directors.

                  A. The initial Board of Directors of this Corporation shall consist of one (1) member, but the number may be increased or decreased in the manner provided in the Bylaws of this Corporation; provided, however, that, except as otherwise provided in the Bylaws of this Corporation, the number of directors constituting the full Board of Directors shall not be changed without the affirmative vote of at least sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation. The names and address of the person who is to serve as the initial

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         director of the Corporation upon the filing of this Certificate of
         Incorporation is:

                  NAME                                        ADDRESS
                  ----                                        -------

                  Jeffrey R. Neider                  5590 High Street
                                                     Denver, Colorado 80216

                  B. Classification. The number of directors of the Corporation which shall constitute the whole Board shall be not less than one director nor more than 15 directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire board of directors in accordance with the Certificate of Incorporation and Bylaws as then in effect. Notwithstanding the foregoing, following the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, the Board of Directors may at any time by resolution duly adopted divide itself into three classes, as nearly equal in number as possible, with respect to the time for which the directors shall severally hold office. Directors of the first class first chosen shall initially hold office for one year or until the first annual election following their election; directors of the second class first chosen shall initially hold office for two years or until the second annual election following their election; and directors of the third class first chosen shall initially hold office for three years or until the third annual election following their election; and, in each case, until their successors to the class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

                  C. Any one or more directors may be removed at any time, only for cause, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class. At the same meeting at which the stockholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article SIXTH (C), directors shall not be subject to removal.

         SEVENTH: The Board of Directors is authorized to adopt, amend or repeal any and all provisions of the Bylaws of the Corporation by a vote of at least two-thirds of all directors who constitute the Board of Directors, except as and to the extent provided in the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five (75%) of the issued and outstanding shares of Common Stock. Any purported amendment to the Bylaws which would add thereto a matter not expressly covered in the Bylaws prior to such purported amendment shall be deemed to constitute the adoption of a Bylaw provision and not an amendment to the Bylaws.

         EIGHTH: Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock designation, the affirmative vote (or consent under Article TWELFTH, if such consent is then permitted) of at least seventy-five percent (75%) of the


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voting power of the then outstanding shares of the voting stock of the
Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the modification, amendment or repeal of all or any portion of Articles FOURTH, SIXTH, SEVENTH, EIGHTH, TENTH or TWELFTH of this Certificate of Incorporation.

         NINTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article NINTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in the Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise.

         TENTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article TENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article TENTH, and neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. The provisions of this Article TENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this

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Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TWELFTH: Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation and notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation, and notwithstanding anything to the contrary specified by law, no action required or permitted to be taken at any annual or special meeting of the stockholders of this Corporation may be taken without such a meeting, and the power of stockholders of this Corporation to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the Delaware General Corporation Law, is hereby specifically denied.

         IN WITNESS WHEREOF, I made, signed and sealed this Certificate of Incorporation this 5th day of February, 2003.

                                            /s/   Robert W. Walter
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                                            Robert W. Walter, Esq., Incorporator

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